UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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GENERAL MOTORS COMPANY

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GENERAL MOTORS
An Important Message For All GM Shareholders
Transforming GM: Delivering Long-Term Value for Shareholders
MAKE YOUR VOTE COUNT at the
Annual Meeting of Shareholders on
Tuesday, June 6, 2017.
Vote the WHITE proxy card TODAY FOR ALL of your BOARD’S nominees and AGAINST the Greenlight proposal.

Your Board of Directors is Seeking Your Support – Vote the White Proxy Card Today

Your Board and management team are executing a strategic plan that is transforming GM and delivering record results for shareholders. We have launched dozens of award-winning products, invested in new technologies that are reshaping the industry's future and returned significant value to shareholders. Your vote is critical to re-elect your Board and continue GM's strong performance and momentum.

A vote FOR your Board's nominees on the enclosed WHITE proxy card is a vote FOR:

- ✔ **A Proven Strategy That is Delivering Record Results and Long-Term Value**
- ✔ **Directing Investment to Higher Return Opportunities, Award-Winning Products and the Technologies Reshaping the Future**
- ✔ **A Demonstrated Commitment to Returning Capital to Shareholders**
- ✔ **Market Recognition of GM's Progress**
- ✔ **An Expert, Active Board with World-Class Experience**

A Proven Strategy that is Delivering Record Results and Long-Term Value

Since 2013, EPS-diluted has grown 152% to $6.00 in 2016, while EPS-diluted-adjusted has grown 92% to a record $6.12 in 2016.

GM also expects to generate about $15 billion in automotive operating cash flow and about $6 billion in adjusted automotive free cash flow in 2017.


Earnings Per Share
($/share)
$8
$6
$4
$2
$0
+152%
$3.18
$2.38
$6.12
$6.00
2013
2016
EPS-diluted
EPS-diluted-adj


Earnings
($/billions)
$15
$10
$5
$0
+45%
$8.6
$3.8
$12.5
$9.4
2013
2016
Net Income attributable to common stockholders
EBIT-adjusted


EBIT-Adjusted Margin(1)
(percentage)
8%
7%
6%
5%
4%
3%
+200
Basis Points
5.5%
7.5%
2013
2016

(1) Revenue in 2013 and 2016 was $155.4B and $166.4B, respectively.

Note: Does not consider the potential future impact of adjustments or the effects of the Opel/Vauxhall related transactions described in our Form 8-K dated March 6, 2017.

Directing Investment to Higher Return Opportunities, Award-Winning Products and the Technologies Reshaping the Future
GM is committed to taking decisive action to unlock significant value for shareholders and prioritize higher return opportunities.
Another major step demonstrating that commitment is our pending sale of GM’s Opel/Vauxhall subsidiary and GM Financial’s European operations to PSA Group.
We are confident that the best path to build and deliver long-term value for our shareholders is by continuing to improve our core operations, direct capital toward higher return opportunities and markets that contribute to our global scale and lead in the technologies that are reshaping the future of our industry.
GM is an Industry Leader in Return on Invested Capital (ROIC), with
Net Income of $9.4 Billion and 28.9% ROIC-Adjusted in 2016.
In our increasingly efficient core automotive operations we are delivering award-winning products that customers want.
In 2016, we achieved:
More J.D. Power segment winners than any other automaker.
12 models recommended by Consumer Reports.
Highest overall U.S. customer loyalty of any U.S. automaker for second straight year.
GM is establishing a leadership position in technology that is reshaping the automotive landscape, including our:
Groundbreaking Chevrolet Bolt EV, our platform for future cutting-edge autonomous vehicle development.
Industry-leading connectivity service, OnStar, which is enabling GM to put more 4G LTE-connected vehicles on the road today than any other automaker.
Car-sharing service, Maven, which now operates a fleet of about 10,000 GM vehicles in 17 U.S. cities.

A Demonstrated Commitment to Returning Capital to Shareholders

Our capital allocation framework calls for GM to return all available free cash flow to shareholders after investing in targeted, higher return opportunities that are transforming the company while maintaining our investment-grade balance sheet. This framework enables us to establish the company's leadership in the future of personal mobility even as we return cash in the near term and protect against risk.

The company regularly reviews its capital allocation program, including through direct engagement with and input from shareholders.

Given our strong performance, under our framework GM expects to return approximately $25 billion to shareholders from 2012 through the end of 2017, including:

- **~$6.4 billion in dividends since initiated in 2014 through 2016;**
- **~$11.7 billion in share repurchases from 2012 through 2016; and**
- **~$2.2 billion in dividends and $5.0 billion in share repurchases expected in 2017.**

This represents approximately half of GM's current market capitalization and more than 90% of its adjusted automotive free cash flow over the same period.

Return of Cash to Shareholders

($/billions)


$5.5
$2.1
$5.7
$4.8
$7.2
2012/2013
2014
2015
2016
2017E
Share Buyback
Dividends

Return All Available Free Cash Flow to Shareholders after Investing in Higher Return Opportunities and Maintaining Investment-Grade Balance Sheet

- **New $5B Share Buyback Authorization Announced in 2017**
- **>75% Distribution Ratio in 2017E** (2)
- **~$25B Expected to be Returned to Shareholders from 2012-2017E Represents >90% of Adj. Automotive FCF Over Same Period**

(2) Based on total estimated dividends and repurchases of $7.2B and net income to common stockholders of $9.3B, based on mid-point of 2017E guidance.

Market Recognition of GM’s Progress
For the calendar year 2016, GM was number one in Total Shareholder Return among its global automotive OEM peers. And, despite industry headwinds, GM has also outperformed a significant majority of its peers over the past five years.
Total Shareholder Return (%) (3)
(As of May 1, 2017)
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0% (10.0)% (20.0)%
12.6%
(11.2%)
11.5%
1 Year
11.0%
(16.4%)
11.8%
3 Year
67.7%
24.8%
80.4%
5 Year
General Motors
Ford
Auto OEM Peers (4)
(3) Local currency returns as of May 1, 2017. Total Shareholder Return calculates return on stock prices adjusted for stock splits, cash dividends, rights offerings and spin-offs. Peer Group TSR calculated as median of the constituent companies.
(4) Includes GM Proxy peer set of Toyota Motor, Daimler, Ford, Honda, Volkswagen, BMW, Nissan, Renault, Hyundai, Suzuki, Fiat Chrysler (NYSE:FCAU where available, otherwise BIT:FCA), Tesla, Mazda and Kia.
#1
Among OEM Peers in Total Shareholder Return in 2016
2016 TSR
GM
Hyundai
VW FCA Nissan Toyota Renault Ford Honda
Kia
7.5%
0.8%
(0.2)%
(0.6)%
(4.1)%
(4.9)%
(6.0)%
(7.9)% (10.0)%
(23.2)%

An Expert, Active Board with World-Class Experience
GM’s Board is working for you. We believe your directors represent the best mix of expertise, qualifications and skills to advance GM’s business strategy and serve the interests of all shareholders by driving long-term value creation.
Nine of eleven directors are independent, plus Chairman and CEO Mary Barra and former UAW leader Joseph Ashton, appointed by UAW Trust.
Each of our directors brings broad and deep experience in the management of large, complex, global organizations, and a track record of extraordinary leadership with specific expertise in related manufacturing industries, complex financial and accounting matters, risk management and security matters, global government relations, public policy and regulatory matters, technology and innovation and marketing.
Average tenure is four years and three new directors have joined within the past two years, bringing their fresh perspectives to your Board.
45% of directors are women and 55% are men, contributing to a diverse Board.
Your Board and Management are Delivering Results, and will Continue Working to do so with Your Support.

Forward Looking Statements: This document may include forward-looking statements. These statements are based on current expectations about possible future events and thus are inherently uncertain. Our actual results may differ materially from forward-looking statements due to a variety of factors, including: (1) our ability to deliver new products, services and experiences that attract new, and are desired by existing, customers and to effectively compete in autonomous, ride-sharing and transportation as a service; (2) sales of full-size pick-up trucks and SUVs, which may be affected by increases in the price of oil; (3) the volatility of global sales and operations; (4) aggressive competition, including the impact of new market entrants; (5) changes in, or the introduction of novel interpretations of, laws, regulations or policies particularly those relating to free trade agreements, tax rates and vehicle safety and any government actions that may affect the production, licensing, distribution, pricing, or selling of our products; (6) our joint ventures, which we cannot operate solely for our benefit and over which we may have limited control; (7) compliance with laws and regulations applicable to our industry, including those regarding fuel economy and emissions; (8) costs and risks associated with litigation and government investigations; (9) compliance with the terms of the Deferred Prosecution Agreement; (10) our ability to maintain quality control over our vehicles and avoid recalls and the cost and effect on our reputation and products; (11) the ability of suppliers to deliver parts, systems and components without disruption and on schedule; (12) our dependence on our manufacturing facilities; (13) our ability to realize production efficiencies and cost reductions; (14) our ability to successfully restructure operations in various countries; (15) our ability to manage risks related to security breaches and other disruptions to vehicles, information technology networks and systems; (16) our ability to develop captive financing capability through GM Financial; (17) significant increases in pension expense or projected pension contributions; (18) significant changes in the economic, political, and regulatory environment, market conditions, and foreign currency exchange rates; and (19) uncertainties associated with the consummation of the sale of Opel/Vauxhall to the PSA Group, including satisfaction of the closing conditions. A further list and description of these risks, uncertainties and other factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and our subsequent filings with the Securities and Exchange Commission. GM cautions readers not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements.

Non-GAAP Measures: See our Form 10-K and Form 10-Q reports filed with the SEC for a description of certain non-GAAP measures used by GM, including EBIT-adjusted, EPS-diluted adjusted, ROIC-adjusted, and adjusted automotive free cash flow, along with a description of various uses for such measures. Our calculation of these non-GAAP measures are set forth within these reports and may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

Important Additional Information Regarding Proxy Solicitation: General Motors Company ("GM") has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for GM's 2017 Annual Meeting. GM, its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of GM's directors and executive officers and their respective interests in GM by security holdings or otherwise is set forth in the definitive proxy statement. Details concerning the nominees of GM's Board of Directors for election at the 2017 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the definitive proxy statement and other relevant documents filed by GM free of charge from the SEC's website, www.sec.gov. GM's shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed by GM by directing a request by mail to GM Shareholder Relations at General Motors Company, Mail Code 482-C23-D24, 300 Renaissance Center, Detroit, Michigan 48265 or by email to shareholder.relations@gm.com, by calling GM's proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-825-8964, or from the investors section of GM's website, http://www.gm.com/investors.

Reconciliation of Adjusted Automotive Free Cash Flow ($B)	2013	2014	2015	2016
Automotive Operating Cash Flow	11.0	10.1	10.0	14.3
Less: Capital Expenditures	(7.5)	(7.0)	(7.8)	(9.4)
Adjustments (1)	0.2	–	–	2.0
Adj. Automotive Free Cash Flow	3.7	3.1	2.2	6.9

(1) Additional information on adjustments available in respective Form 10-K or 10-Q
Note: Results may not sum due to rounding

Reconciliation of EBIT-Adjusted and EPS-Diluted-Adjusted ($B, except Margin and EPS)	2013	2014	2015	2016
Net income attributable to stockholders	5.3	3.9	9.7	9.4
Subtract:				
Automotive Interest Expense	(0.3)	(0.4)	(0.4)	(0.6)
Automotive Interest Income	0.2	0.2	0.2	0.2
Gain (loss) on extinguishment of debt	(0.2)	0.2	0.4	–
Income Tax Benefit (Expense)	(2.1)	(0.2)	1.9	(2.4)
Add Back Special Items (1):				
Ignition switch recall and related legal matters	–	0.4	1.8	0.3
Recall campaign catch-up adjustment	–	0.9	–	–
Thailand asset impairments	–	0.2	0.3	–
Venezuela currency devaluation and asset impairment	0.2	0.4	0.7	–
Russia exit costs and asset impairment	–	0.2	0.4	–
Goodwill impairment charges	0.4	0.1	–	–
Korea wage litigation	(0.6)	–	–	–
Holden asset impairments	0.5	–	–	–
India asset impairments	0.3	–	–	–
Chevrolet Europe exit costs	0.6	–	–	–
Gain on sale of equity investment in Ally Financial	(0.5)	–	–	–
Other	(0.1)	0.1	–	–
Total Special items	0.8	2.3	3.2	0.3
EBIT-Adjusted	8.6	6.5	10.8	12.5
EBIT-Adjusted Margin	5.5%	4.2%	7.1%	7.5%
Diluted earnings per common share	2.38	1.65	5.91	6.00
Adjustments	1.11	1.73	1.68	0.19
Tax effect of adjustments	(0.03)	(0.33)	(0.13)	(0.07)
Tax adjustments	(0.28)	–	(2.44)	–
Impact of costs related to recall	–	1.07	–	–
EPS-Diluted-Adjusted	3.18	3.05	5.02	6.12

(1) Included in operating income

Reconciliation of ROIC-Adjusted ($B)	2013	2014	2015	2016
Numerator:				
Net income attributable to stockholders	5.3	3.9	9.7	9.4
Subtract:				
Automotive Interest Expense	(0.3)	(0.4)	(0.4)	(0.6)
Automotive Interest Income	0.2	0.2	0.2	0.2
Gain (loss) on extinguishment of debt	(0.2)	0.2	0.4	–
Income Tax Benefit (Expense)	(2.1)	(0.2)	1.9	(2.4)
Special Items[1]	(0.8)	(2.3)	(3.2)	(0.3)
EBIT-Adj.	8.6	6.5	10.8	12.5
Denominator:				
Average Equity	39.5	41.3	37.0	43.6
Add: Average automotive debt and interest liabilities (excluding capital leases)	5.0	6.8	8.1	10.0
Add: Average automotive net pension & OPEB liability	32.6	26.6	28.3	24.5
Less: Average fresh start accounting goodwill	(0.5)	(0.1)	–	–
Less: Average automotive net income tax asset	(34.1)	(32.4)	(33.6)	(34.8)
ROIC-Adj. average net assets	42.5	42.2	39.8	43.3
ROIC-Adj.	20.2%	15.4%	27.2%	28.9%
ROE	13.5%	9.6%	26.2%	21.6%

(1) Included in operating income
(2) Additional information on adjustments can be found in filed 10-K Note: Results may not sum due to rounding

For more information, please visit www.GMProxy.com.

G E N E R A L M O T O R S
Protect Your Investment in General Motors
Please vote FOR ALL of your Board’s nominees and AGAINST the Greenlight proposal TODAY by telephone, online or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.
REMEMBER: We believe that Greenlight’s flawed, high-risk proposal will not create additional value. We urge you NOT to vote using any “Green” proxy card sent to you by Greenlight Capital, as doing so will revoke your vote on the WHITE proxy card.
Your Vote is Important, No Matter How Many or How Few Shares You Own
If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:
INNISFREE M&A INCORPORATED
Shareholders Call Toll-Free: (877) 825-8964
Banks and Brokers Call Collect: (212) 750-5833